Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement 333-148709 on Form S-8 of LaPorte Bancorp, Inc. of our report dated June 22, 2011 appearing in this Annual Report on Form 11-K of the Savings Plan for Employees of The LaPorte Savings Bank for the year ended December 31, 2010.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

South Bend, Indiana
June 27, 2011